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                                                                      Exhibit 11


                             CALCULATION OF AVERAGE
                          NUMBER OF SHARES OUTSTANDING
                            (In thousands of shares)



                                          Thirteen Weeks Ended
                                          --------------------
                                        April 3,           April 4,
                                          1994               1993
                                        --------           --------

Number of shares of
Class A and Class B
stock outstanding
at beginning of
period                                   11,713             11,798

Issuance of shares of
Class B common stock
(weighted), net of
forfeiture of re-
stricted stock awards                       ---                 14

Repurchase of Class B
common stock (weighted)                     ---                (21)

Unexercised stock option
equivalent shares com-
puted under the "treasury
stock method"                                 7                  5
                                        -------            -------

Average number of
shares outstanding
during the period                        11,720             11,796
                                        =======            =======


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